UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - June 25, 2008

TIGER RENEWABLE ENERGY LTD.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51388	84-1665042
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

6600, Trans-Canada
Suite 519
Pointe-Claire, Quebec H9R 4S2
Canada
(Address of principal executive offices)

(514) 771-3795
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ	Written communications pursuant to Rule 425 under the Securities Act

ྑ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

ྑ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

ྑ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 25th, 2008, Mr. Arthur J. Rawl resigned as Chairman, member of the Board of Directors, and of the Audit Committee of Tiger Renewable Energy LTD. (the “Company”). Mr. Rawl served on the Company’s Board of Directors since September 7, 2006. Mr. Rawl has no disagreements with management with respect to the reasons for his resignation from the Company’s Board of Directors and member of the Audit Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER RENEWABLE ENERGY LTD.

Date: June 27, 2008	By:	/s/ James Leung
Name: James Leung
Title: Chief Executive Officer